AWARD NOTIFICATION

Name:           Robert P. Crouch

Position:       VP and Chief Accounting Officer


This document serves as notification of your base salary and performance goals effective January 1, 1999.

Base Salary:

* $150,000

Annual Incentive Award Opportunities:

* Threshold - 20%
* Target - 60%
* Maximum - 80%

Annual Incentive Financial Performance Criteria, Objectives  and Weightings:
(actual performance achievement between threshold, target, and maximum levels will be interpolated)


* Corporate EBIT Growth (weighted 50% of award):
* Threshold - 12%
* Target - 17%
* Maximum - 22%

* Key Performance Objectives (weighted 50% of award):
* Integration plan
* Customer satisfaction
* Day's sales outstanding
* Accounting department management